Exhibit 23.1

                       CONSENT OF SAMUEL KLEIN AND COMPANY

                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 2004 in this Form SB-2, and related Prospectus of Strategy International Insurance Group, Inc. for the registration of 29,992,207 shares of its common stock.

SAMUEL KLEIN AND COMPANY


/s/ SAMUEL KLEIN AND COMPANY

Newark, New Jersey
December 30, 2004